UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2020

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36498	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, Fl15 New York, NY	10105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (347) 905 5663

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CBMG	The Nasdaq Global Select Market

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information called for by this item is contained in Item 2.03, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

              On January 28, 2020, the Board of Directors (the “Board”) of the Company accepted the Special Committee of the Board and its advisers’ recommendation to arrange a bridge loan (the “Bridge Loan”) of sixteen million dollars (U.S.$16,000,000) in accordance with a Bridge Loan Agreement entered into with Winsor Capital Limited on January 28, 2020. TF Capital Ranok Ltd., an affiliate of Winsor Capital Limited, is a member of the consortium that submitted a non-binding going-private proposal to the Company on November 11, 2019. The Bridge Loan Agreement is not conditioned upon the consortium bid. The Bridge Loan will be provided in three tranches. The first tranche of the Bridge Loan (“Tranche One,” in the amount of US$7,000,000) will be provided on or before February 1, 2020, the second tranche of the Bridge Loan (“Tranche Two,” in the amount of US$7,000,000) will be provided on or before March 1, 2020 and the third tranche of the Bridge Loan (“Tranche Three,” in the amount of US$2,000,000) will be provided on or before April 1, 2020. The Company will repay all unpaid principal amount together with the unpaid and accrued interest payable for Tranche One on the earliest of (i) the date falling nine (9) months from the date of a convertible promissory note (the “Note”) issued pursuant to the terms of the Bridge Loan Agreement, which is attached as Exhibit A to the Bridge Loan Agreement, or (ii) the occurrence of an Event of Default (as described in Section 6 of the Note) by converting and issuing to the account holder all (but not part) of the outstanding amount into the common stock of the Company at a conversion price equal to the lower of (A) US$19.50 per share and (B) an amount representing a 15% discount to the volume weighted average price over the preceding 30 trading days prior to and including the Maturity Date (as defined in the Note). If a consortium of investors acquires 100% of the shares of the Company or takes the Company private by way of merger or otherwise (the “Acquisition”), at the election of Winsor Capital Limited, all unpaid principal amount together with the unpaid and accrued interest payable under all tranches of the outstanding Bridge Loan may be converted into the common stock of the Company at a conversion price equal to the price per share payable in the Acquisition and issued to Winsor Capital Limited and Section 3 (Repayment) of the Note shall not apply.

The securities will be issued in reliance on an exemption from registration pursuant to Regulation S promulgated under Section 4(2) of the Securities Act of 1933, as amended, by the Securities and Exchange Commission and Regulation D promulgated thereunder. The issuances did not involve any public offering; no general solicitation or general advertising was used in connection with the offering.

A copy of the Bridge Loan Agreement is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 2.03, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

10.1        Bridge Loan Agreement, dated January 28, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: January 29, 2020	By:	/s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu
Chief Executive Officer